Registration No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                         ________________

                             FORM S-8
                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
                         ________________

                        VENTURE STORES, INC.
       (Exact name of registrant as specified in its charter)

          DELAWARE                               43-0914490
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)

       2001 East Terra Lane
       O'Fallon, Missouri                             63366
(Address of principal executive offices)           (Zip Code)

            VENTURE STORES, INC. 1997 STOCK OPTION PLAN
                     (Full title of the plan)
                         ________________

                         Russell E. Solt
                     Executive Vice President
                       Venture Stores, Inc.
                       2001 East Terra Lane
                     O'Fallon, Missouri  63366
              (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(314) 281-5500

                  CALCULATION OF REGISTRATION FEE
=================================================================
Title of   Amount      Proposed   Proposed maximum  Amount
Securities to be       Maximum    Aggregate         Of
to be      Registered  Offering   Offering          Registration
Registered             Price Per  Price(1)          Fee
                       Share(1)
-----------------------------------------------------------------
Common      350,000     $2.69     $941,500.00       $286.00
Stock,      shares
$1.00 par
value(2)
=================================================================
(Footnotes on following page)



(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $2.69 per share, being the average of the high and low prices per share as reported in the consolidated reporting system for June 18, 1997.

(2)  The shares of Common Stock registered hereunder include
Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.









                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

     The following documents filed by Venture Stores, Inc. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-K for the year ended January 25, 1997.

    (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 1997.

   (iii) The description of the Company's Common Stock and Preferred Stock Purchase Rights set forth in the Company's Registration Statement on Form S-1 (File No. 33-35452), which descriptions were incorporated by reference into the Company's Registration Statement on Form 8-A dated August 3, 1990 (File No. 1-10590), including any amendment or report filed for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation contains such a provision.

     Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement or otherwise.

     The Company's Amended and Restated By-laws provide that the directors and officers shall be indemnified against liabilities arising from their services as directors or officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with each director and certain executive officers of the Company. Each indemnification agreement provides, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the DGCL; (ii) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that, if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Company which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Company's indemnification obligations under the agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of the Company against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years from the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional directors and/or officers of the Company. The Company maintains customary directors' and officers' insurance policies.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated herein by reference:

     4.1     Restated Certificate of Incorporation of the
             Company, filed as Exhibit 3.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

     4.2 Amended and Restated By-laws of the Company, filed as Exhibit 3.2 to the Company's Annual Report on
             Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

     4.3 Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, filed as
             Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 1991, is incorporated herein by reference.

     4.4     Certificate of Designations of Cumulative
             Convertible Preferred Stock, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1
             (Registration No. 33-46583), is incorporated herein by reference.

     4.5(a)  Rights Agreement between the Company and Boatmen's
             Trust Company, filed as Exhibit 4.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

     4.5(b) Assignment and Assumption Agreement between the Company, Boatmen's Trust Company and Mellon Securities Trust Company, filed as Exhibit 4.1(b) to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1993, is incorporated herein by reference.

     4.5(c) Assignment and Assumption Agreement between the Company, Mellon Securities Trust Company and the Bank of New York, filed as Exhibit 4.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

     4.6 Venture Stores, Inc. 1997 Stock Option Plan, filed as Exhibit 10.10 to the Company's Annual Report on
             Form 10-K for the fiscal year ended January 25, 1997, is incorporated herein by reference.

     5 Opinion of Rick L. Matejka as to the legality of the securities to be registered.

     23.1    Consent of Arthur Andersen LLP


     23.2 Consent of Rick L. Matejka (set forth in Exhibit 5 hereto).

     24 Power of Attorney (set forth on signature page hereto).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement;


               Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.









                            SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of O'Fallon, State of Missouri, on June 20, 1997.

                                        VENTURE STORES, INC.



                                     By:/s/Robert N. Wildrick
                                        Robert N. Wildrick
                                        Chairman of the Board
                                        President and Chief
                                        Executive Officer

     We, the undersigned officers and directors of Venture Stores, Inc., hereby severally and individually constitute and appoint Robert N. Wildrick, Russell E. Solt and Eugene Caldwell, and each of them, the true and lawful attorneys and agents of each of us, with full power of substitution and resubstitution to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                TITLE                         DATE



/s/Robert N. Wildrick
Robert N. Wildrick       Chairman of the Board,   June 20, 1997
                         President and Chief
                         Executive Officer
                         (Principal Executive
                         Officer)






/s/Eugene Caldwell
Eugene Caldwell          Senior Vice President-   June 20, 1997
                         Chief Financial Officer
                         (Principal Financial
                         Officer and Principal
                         Accounting Officer)



/s/Kimberly A. Delsing
Kimberly A. Delsing      Director                 June 20, 1997



/s/James H. Ferstl
James H. Ferstl          Director                 June 20, 1997



/s/Timothy F. Finley
Timothy F. Finley        Director                 June 20, 1997



/s/H. Edwin Trusheim
H. Edwin Trusheim        Director                 June 20, 1997



/s/Lawrence J. Young
Lawrence J. Young        Director                 June 20, 1997







                           EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION

   4.1       Restated Certificate of Incorporation of the
             Company, filed as Exhibit 3.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

   4.2 Amended and Restated By-laws of the Company, filed as Exhibit 3.2 to the Company's Annual Report on
             Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

   4.3 Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, filed as
             Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 1991, is incorporated herein by reference.

   4.4       Certificate of Designations of Cumulative
             Convertible Preferred Stock, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1
             (Registration No. 33-46583), is incorporated herein by reference.

   4.5(a)    Rights Agreement between the Company and Boatmen's
             Trust Company, filed as Exhibit 4.1 to the Company's
             Annual Report on Form 10-K for the fiscal year ended
             February 2, 1991, is incorporated herein by reference.

   4.5(b) Assignment and Assumption Agreement between the Company, Boatmen's Trust Company and Mellon Securities Trust Company, filed as Exhibit 4.1(b) to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1993, is incorporated herein by reference.

   4.5(c) Assignment and Assumption Agreement between the Company, Mellon Securities Trust Company and the Bank of New York, filed as Exhibit 4.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 1996, is incorporated herein by reference.

   4.6 Venture Stores, Inc. 1997 Stock Option Plan, filed as Exhibit 10.10 to the Company's Annual Report on
             Form 10-K for the fiscal year ended January 25, 1997, is incorporated herein by reference.

   5 Opinion of Rick L. Matejka as to the legality of the securities to be registered.

   23.1      Consent of Arthur Andersen LLP

   23.2 Consent of Rick L. Matejka (set forth in Exhibit 5 hereto).

   24 Power of Attorney (set forth on signature page hereto).